Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES SECOND QUARTER FISCAL YEAR 2013 RESULTS; UPDATES GUIDANCE FOR ITS FISCAL YEAR

RUTLAND, VERMONT (December 3, 2012) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for its second quarter fiscal year 2013, and provided updated guidance for its 2013 fiscal year.

For the quarter ended October 31, 2012, revenues were $120.3 million, down $9.6 million or 7.3 percent from the same quarter last year, with revenue declines mainly driven by lower recycling commodity prices, lower landfill disposal volumes, and lower roll-off price and volumes.

The company’s net loss attributable to common shareholders was ($21.0) million, or ($0.68) per common share for the quarter, compared to net loss of ($0.8) million, or ($0.03) per share for the same quarter last year. The current quarter includes a $1.8 million severance and reorganization charge related to the August realignment, a $0.1 million expense related to the sale of the Maine Energy Recovery Company facility (“Maine Energy”), a $3.9 million loss on derivative instruments, and a $9.7 million loss on debt extinguishment related to the repurchase of the company’s second lien notes in October. The quarter ended October 31, 2011 included a $0.4 million legal settlement charge, a $0.1 million development project charge, and a $0.1 million gain on disposal of discontinued operations net of taxes.

Excluding the unusual and one-time charges from each period and assuming no tax impact, the company’s net loss attributable to common shareholders was ($5.7) million, or ($0.18) per common share for the quarter, compared to net loss of ($0.2) million, or ($0.01) per share for the same quarter last year.

Operating income was $4.4 million for the quarter, down $7.2 million from the same quarter last year. Excluding the unusual and one-time charges from each period, Adjusted Operating Income* in the current quarter was $6.2 million, down $5.9 million from the same quarter last year. Adjusted EBITDA* was $24.4 million for the quarter, down $6.1 million from same quarter last year.

“The northeastern U.S. economy remained a difficult environment through our second quarter,” said John W. Casella, chairman and CEO of Casella Waste Systems. “Recycling commodity prices, landfill volumes at our Western New York landfills, and our roll-off collection line-of-business all underperformed our expectations in the quarter and, as such, we have lowered our guidance for the current fiscal year.”

“We believe that broad uncertainty in the national and global economy has translated to declining economic activity across our region over the last 6 months,” Casella said. “This trend was especially pronounced in the construction and demolition (C&D) market, where we experienced an unexpected 12.9 percent decline in roll-off revenues year-over-year on lower volumes, weak pricing, and a tough comparison to the second quarter last year when we saw increased demand from Hurricane Irene and Tropical Storm Lee clean-up activity. Despite this weakness, our pricing programs in the commercial and residential lines-of-business remained on track with positive 1.9 percent pricing in the quarter.”

“Recycling commodity prices hit bottom in September and began to rebound modestly in October and November as Chinese and domestic demand reemerged,” Casella said. “We have taken what we believe is a conservative view on recycling commodity prices for the remainder of our fiscal year with pricing expected to remain consistent with current levels. Maximizing our landfill capacity utilization in Western New York remains a challenge given the depressed volumes of C&D, special waste and residual streams from Marcellus Shale drilling activity.

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“We accomplished two important strategic goals in the quarter which we believe position the company well for the future, specifically:

•

“As separately announced this afternoon, we have completed the sale of the property containing our Maine Energy facility to the City of Biddeford, Maine. We expect to permanently close Maine Energy during our third quarter fiscal 2013 at which time we will dismantle the facility and begin transferring the municipal solid waste that was routed to Maine Energy to other disposal facilities that we own or operate. We expect the sale of Maine Energy to improve our financial results on a full year basis from fiscal year 2012, with consolidated Adjusted EBITDA margins expected to improve by roughly 70 basis points, operating income expected to improve by $7.9 million and cash flows expected to increase by roughly $5.6 million per year.”

•

“During the second quarter we redeemed our 11.0 percent $180.0 million second lien notes due July 2014 with the proceeds from a $46.0 million common stock offering, a $125.0 million add-on to our existing 7.75 percent senior subordinated notes due February 2019, and borrowings from our senior secured revolving credit facility. This set of transactions improved our credit metrics by lowering leverage, reduced our cash interest expense by roughly $9.0 million per year, and gives us over 3 years before our next major debt maturity.”

Fiscal 2013 Outlook

Due primarily to the negative impact of lower than expected recycling commodity prices and landfill volumes, softness in the roll-off line-of-business, and project and contract delays discussed below, the company adjusted its fiscal year guidance in the following categories:

•	Revenues between $468.0 million and $478.0 million.

•	Adjusted EBITDA* between $96.0 million and $100.0 million.

The negative variances from our fiscal year forecast as presented in August to this current forecast include the following impacts from the second quarter and our expectations about the remainder of the fiscal year:

•

While we expected average recycling commodity price per ton to decline through our second quarter, actual commodity prices declined below the levels we had forecasted in August. Given the actual lower results from our second quarter and our current revised commodity price forecast for the remainder of our fiscal year, we expect recycling Adjusted EBITDA to be approximately $1.3 million lower than that reflected in our August fiscal year forecast.

•

While we expected disposal volumes to decline through our second quarter, actual volumes and pricing declined below the levels we had forecasted in August, mainly due to lower C&D volumes, lower special waste volumes, and contract delays for drilling solidification work at our Western New York landfills. Given the actual lower results from our second quarter and our current revised forecast for the remainder of our fiscal year, we expect disposal Adjusted EBITDA to be approximately $2.8 million lower than that reflected in our August fiscal year forecast.

•

The roll-off collection line-of-business underperformed our August forecast projections with weaker than expected net revenue due to lower pricing and volumes. Given the actual lower results from our second quarter and our current revised forecast for the remainder of our fiscal year, we expect roll-off Adjusted EBITDA to be approximately $1.1 million lower than that reflected in our August fiscal year forecast.

•

The delayed start-up of the company’s joint venture water treatment facility at its McKean landfill is expected reduce the facility’s forecasted Adjusted EBITDA for the fiscal year by $0.7 million from the August fiscal year forecast.

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*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement charges, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, as well as expenses from divestiture and financing costs (Adjusted EBITDA) which is a non-GAAP measure. The company also discloses earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-off, legal settlement charges, bargain purchase gains, asset impairment charges, environmental remediation charges, as well as severance and reorganization charges (Adjusted Operating Income) which is a non-GAAP measure. The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holder, which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, vice president of finance and investor relations at (802) 772-2239, media contact Joseph Fusco, vice president at (802) 772-2247, or visit the company’s website at http://www.casella.com.

Conference call to discuss quarter

The company will host a conference call to discuss these results on Tuesday, December 4, 2012 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (877) 548-9590 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 70181048) until 11:59 p.m. ET on Tuesday, December 11, 2012.

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Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; we may incur environmental charges or asset impairments in the future; and we may be unable to decommission our waste-to-energy facility on a timely basis and shift waste volumes to other landfill sites. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2012.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Vice President of Finance and Investor Relations

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended		Six Months Ended
	October 31, 2012	October 31, 2011	October 31, 2012	October 31, 2011

Revenues	$120,335	$129,866	$241,529	$257,059

Operating expenses:
Cost of operations	85,474	86,627	170,251	171,851
General and administration	13,985	16,062	29,307	32,268
Depreciation and amortization	14,632	15,061	29,388	29,567
Severance and reorganization costs	1,793	—	1,827	—
Expense from divestiture and financing costs	77	—	631	—
Legal settlement	—	359	—	1,359
Development project charge	—	131	—	131

	115,961	118,240	231,404	235,176

Operating income	4,374	11,626	10,125	21,883

Other expense/(income), net:
Interest expense, net	11,689	11,207	23,533	22,357
Loss from equity method investment	109	1,523	1,875	3,781
Loss on derivative instruments	3,896	—	3,896	—
Loss on debt extinguishment	9,670	—	9,670	—
Other income	(311)	(327)	(441)	(432)

	25,053	12,403	38,533	25,706

Loss from continuing operations before income taxes and discontinued operations	(20,679)	(777)	(28,408)	(3,823)
Provision for income taxes	413	67	1,063	728

Loss from continuing operations before discontinued operations	(21,092)	(844)	(29,471)	(4,551)

Discontinued operations:
Gain on disposal of discontinued operations, net of income taxes (1)	—	79	—	725

Net loss	(21,092)	(765)	(29,471)	(3,826)

Less: Net loss attributable to noncontrolling interest	(125)	—	(133)	—

Net loss attributable to common stockholders	$(20,967)	$(765)	$(29,338)	$(3,826)

Weighted average common shares outstanding	30,872	26,759	28,932	26,661

Net loss per common share	$(0.68)	$(0.03)	$(1.01)	$(0.14)

Adjusted EBITDA (2)	$24,392	$30,532	$48,708	$59,194

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	October 31, 2012	April 30, 2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,901	$4,534
Restricted cash	23,655	76
Accounts receivable - trade, net of allowance for doubtful accounts	50,978	47,472
Other current assets	17,495	15,274

Total current assets	94,029	67,356

Property, plant and equipment, net of accumulated depreciation and amortization	424,839	416,717
Goodwill	102,722	101,706
Intangible assets, net	4,217	2,970
Restricted assets	521	424
Notes receivable - related party/employee	514	722
Investments in unconsolidated entities	20,729	22,781
Other non-current assets	21,904	21,067

Total assets	$669,475	$633,743

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$73,795	$1,228
Current maturities of financing lease obligations	349	338
Accounts payable	51,326	46,709
Other accrued liabilities	42,904	40,060

Total current liabilities	168,374	88,335

Long-term debt and capital leases, less current maturities	412,051	473,381
Financing lease obligations, less current maturities	1,640	1,818
Other long-term liabilities	52,345	51,978

Total stockholders’ equity	35,065	18,231

Total liabilities and stockholders’ equity	$669,475	$633,743

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	October 31, 2012	October 31, 2011
Cash Flows from Operating Activities:
Net loss	$(29,471)	$(3,826)
Gain on disposal of discontinued operations, net	—	(725)
Adjustments to reconcile net loss to net cash provided by operating activities -
Gain on sale of property and equipment	(223)	(754)
Depreciation and amortization	29,388	29,567
Depletion of landfill operating lease obligations	4,878	4,514
Interest accretion on landfill and environmental remediation liabilities	1,858	1,740
Development project charge	—	131
Amortization of discount on second lien notes and senior subordinated notes	502	467
Loss from equity method investments	1,875	3,781
Loss on derivative instruments	3,896	—
Loss on debt extinguishment	9,670	—
Stock-based compensation	1,306	1,366
Excess tax benefit on the vesting of share based awards	(188)	(219)
Deferred income taxes	907	1,008
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(2,023)	4,428

Net Cash Provided by Operating Activities	22,375	41,478

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(4,635)	(715)
Additions to property, plant and equipment - acquisitions	(417)	(133)
- growth	(8,257)	(6,410)
- maintenance	(25,368)	(29,427)
Payment for capital related to divestiture	(618)	—
Payments on landfill operating lease contracts	(3,298)	(3,314)
Proceeds from sale of property and equipment	557	1,170
Investments in unconsolidated entities	(1,000)	(935)

Net Cash Used In Investing Activities	(43,036)	(39,764)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	236,177	82,100
Principal payments on long-term debt	(227,028)	(82,146)
Change in restricted cash	(23,579)	—
Payment of tender premium and costs on second lien notes	(6,745)	—
Payments of financing costs	(4,329)	(184)
Net proceeds from the sale of Class A common stock	42,149	—
Proceeds from the exercise of share based awards	—	176
Excess tax benefit on the vesting of share based awards	188	219
Contributions from noncontrolling interest holder	1,195	—

Net Cash Provided By Financing Activities	18,028	165

Net Cash Provided By Discontinued Operations	—	725

Net (decrease) increase in cash and cash equivalents	(2,633)	2,604
Cash and cash equivalents, beginning of period	4,534	1,817

Cash and cash equivalents, end of period	$1,901	$4,421

Supplemental Disclosures:
Cash interest	$22,578	$20,531
Cash income taxes, net of refunds	$71	$5,281

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands)

Note 1:	Divestiture and Discontinued Operations

Maine Energy Divestiture

On August 1, 2012, we executed a purchase and sale agreement with the City of Biddeford, Maine pursuant to which we agreed to sell the real and personal property of Maine Energy, which resides in our Eastern region, to the City of Biddeford, subject to satisfaction of conditions precedent and closing. We agreed to sell Maine Energy for undiscounted purchase consideration of $6,650, which shall be paid in installments over the next 21 years, subject to the terms of the purchase and sale agreement. The transaction closed on November 30, 2012 and we waved certain conditions precedent not satisfied at that time. Post closing, we are entitled to continue operations of Maine Energy for our benefit and obligated to begin work to decommission the facility in accordance with the provisions of the agreement within a period not to exceed six months after the closing date. Following the decommissioning of Maine Energy, it is our responsibility to demolish the facility, at our cost, within twelve months of the closing date and in accordance with the terms of the purchase and sale agreement.

Discontinued Operations

On January 23, 2011, we entered into a purchase and sale agreement and related agreements to sell non-integrated recycling assets and select intellectual property assets to a new company (the “Purchaser”) formed by Pegasus Capital Advisors, L.P. and Intersection LLC for $130,400 in gross proceeds. Pursuant to these agreements, we divested non-integrated recycling assets located outside our core operating regions of New York, Massachusetts, Vermont, New Hampshire, Maine and northern Pennsylvania, including 17 material recovery facilities (“MRFs”), one transfer station and certain related intellectual property assets. Following the transaction, we retained four integrated MRFs located in our core operating regions. As a part of the disposition, we also entered into a ten-year commodities marketing agreement with the Purchaser to market 100% of the tonnage from three of our remaining integrated MRFs.

We completed the transaction on March 1, 2011 for $134,195 in gross cash proceeds. This included an estimated $3,795 working capital and other purchase price adjustment, which was subject to further adjustment, as defined in the purchase and sale agreement. The final working capital adjustment, along with additional legal expenses related to the transaction, of $646 was recorded to gain on disposal of discontinued operations, net of income taxes in the first quarter of fiscal year 2012.

In the three months ended October 31, 2011, we recorded an additional working capital adjustment of $79 to gain on disposal of discontinued operations, net of income taxes, which related to our subsequent collection of receivable balances that were released to us for collection by the Purchaser.

Note 2:	Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement charges, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, as well as expenses from divestiture and financing costs (Adjusted EBITDA) which is a non-GAAP measure. We also disclose earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, as well as expenses from divestiture and financing costs (Adjusted Operating Income) which is a non-GAAP measure. We also disclose Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holder, which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

We present Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. We use these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing our performance using the same financial metrics that our management team uses in making many key decisions and understanding how the core business and our results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net Loss:

	Three Months Ended		Six Months Ended
	October 31, 2012	October 31, 2011	October 31, 2012	October 31, 2011

Net Loss	$(21,092)	$(765)	$(29,471)	$(3,826)
Gain on disposal of discontinued operations, net	—	(79)	—	(725)
Provision for income taxes	413	67	1,063	728
Other expense, net	13,364	1,196	15,001	3,349
Interest expense, net	11,689	11,207	23,533	22,357
Legal settlement	—	359	—	1,359
Expense from divestiture and financing costs	77	—	631	—
Depreciation and amortization	14,632	15,061	29,388	29,567
Development project charge	—	131	—	131
Severance and reorganization charges	1,793	—	1,827	—
Depletion of landfill operating lease obligations	2,591	2,484	4,878	4,514
Interest accretion on landfill and environmental remediation liabilities	925	871	1,858	1,740

Adjusted EBITDA (2)	$24,392	$30,532	$48,708	$59,194
Depreciation and amortization	(14,632)	(15,061)	(29,388)	(29,567)
Depletion of landfill operating lease obligations	(2,591)	(2,484)	(4,878)	(4,514)
Interest accretion on landfill and environmental remediation liabilities	(925)	(871)	(1,858)	(1,740)

Adjusted Operating Income (2)	$6,244	$12,116	$12,584	$23,373

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended		Six Months Ended
	October 31, 2012	October 31, 2011	October 31, 2012	October 31, 2011
Net Cash Provided by Operating Activities	$14,854	$27,538	$22,375	$41,478
Capital expenditures - growth and maintenance	(17,229)	(20,969)	(33,625)	(35,837)
Payments on landfill operating lease contracts	(1,484)	(1,456)	(3,298)	(3,314)
Proceeds from sale of property and equipment	292	971	557	1,170
Contributions from noncontrolling interest holder	474	—	1,195	—

Free Cash Flow (2)	$(3,093)	$6,084	$(12,796)	$3,497

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and six months ended October 31, 2012 and 2011 are as follows:

	Three Months Ended October 31,
	2012	% of Total Revenue	2011	% of Total Revenue
Collection	$53,104	44.1%	$54,764	42.2%
Disposal	32,382	26.9%	34,254	26.4%
Power generation	2,793	2.3%	3,190	2.4%
Processing and organics	13,795	11.5%	13,992	10.8%

Solid waste operations	102,074	84.8%	106,200	81.8%
Major accounts	9,221	7.7%	9,847	7.6%
Recycling	9,040	7.5%	13,819	10.6%

Total revenues	$120,335	100.0%	$129,866	100.0%

	Six Months Ended October 31,
	2012	% of Total Revenue	2011	% of Total Revenue
Collection	$106,147	43.9%	$108,390	42.2%
Disposal	63,349	26.2%	66,426	25.8%
Power generation	5,456	2.3%	6,233	2.4%
Processing and organics	28,427	11.8%	28,730	11.2%

Solid waste operations	203,379	84.2%	209,779	81.6%
Major accounts	18,746	7.8%	20,557	8.0%
Recycling	19,404	8.0%	26,723	10.4%

Total revenues	$241,529	100.0%	$257,059	100.0%

Components of revenue growth for the three months ended October 31, 2012 compared to the three months ended October 31, 2011 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$(74)	–0.1%	–0.1%	–0.1%
Disposal	(184)	–0.5%	–0.2%	–0.1%

Solid Waste Yield	(258)		–0.3%	–0.2%

Collection	(2,379)		–2.2%	–1.8%
Disposal	(1,259)		–1.2%	–1.0%
Organics and processing	140		0.1%	0.1%

Solid Waste Volume	(3,498)		–3.3%	–2.7%

Fuel surcharge	(67)		–0.1%	0.0%
Commodity price & volume	(849)		–0.8%	–0.6%
Acquisitions	1,029		1.0%	0.8%
Closed landfill	(482)		–0.5%	–0.4%

Total Solid Waste	(4,126)		–4.0%	–3.1%

Major Accounts	(626)			–0.5%

			% of Recycling Operations
Recycling Operations:
Commodity price	(4,905)		–35.5%	–3.8%
Commodity volume	126		0.9%	0.1%

Total Recycling	(4,779)		–34.6%	–3.7%

Total Company	$(9,531)			–7.3%

Solid Waste Internalization Rates by Region:

	Three Months Ended October 31,		Six Months Ended October 31,
	2012	2011	2012	2011
Eastern region	53.5%	59.7%	53.7%	56.9%
Western region	74.2%	77.0%	73.4%	76.6%
Solid waste internalization	65.0%	68.9%	64.5%	67.3%

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

GreenFiber Financial Statistics (1):

	Three Months Ended October 31,		Six Months Ended October 31,
	2012	2011	2012	2011
Revenues	$19,494	$21,841	$32,595	$37,856
Net loss	(297)	(3,049)	(3,866)	(7,564)
Cash flow provided by (used in) operations	805	(949)	1,031	(2,258)
Net working capital changes	(662)	(149)	1,274	726
Adjusted EBITDA	$1,467	$(800)	$(243)	$(2,984)

As a percentage of revenues:

Net loss	–1.5%	–14.0%	–11.9%	–20.0%
Adjusted EBITDA	7.5%	–3.7%	–0.7%	–7.9%

(1)	We hold a 50% interest in US Green Fiber, LLC (“GreenFiber”), a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended October 31,		Six Months Ended October 31,
	2012	2011	2012	2011
Growth capital expenditures:
Landfill development	$257	$203	$589	$244
Water treatment facility	3,908	—	4,668	—
Transfer station construction	1,434	—	1,434
Landfill gas-to-energy project	—	792	—	1,159
MRF equipment upgrades	—	2,498	—	3,007
Other	656	1,774	1,566	2,000

Total Growth Capital Expenditures	6,255	5,267	8,257	6,410

Maintenance capital expenditures:
Vehicles, machinery / equipment and containers	$3,168	$3,868	$6,221	$10,308
Landfill construction & equipment	7,172	9,807	18,094	16,804
Facilities	501	1,815	780	1,990
Other	133	212	273	325

Total Maintenance Capital Expenditures	10,974	15,702	25,368	29,427

Total Growth and Maintenance Capital Expenditures	$17,229	$20,969	$33,625	$35,837

(1)	Our capital expenditures are broadly defined as pertaining to either growth, maintenance or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities. Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures are defined as costs of equipment added directly as a result of new business growth related to an acquisition.